Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES FIRST QUARTER RESULTS

CHESTER, WV – May 12, 2008 – MTR Gaming Group, Inc. (NasdaqGS:MNTG) today announced financial results for the first quarter ended March 31, 2008.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

For the first quarter, net revenues increased to $116.3 million, up 26% from $92.0 million in the same period of 2007.  EBITDA from continuing operations was $16.2 million, up 24% compared to $13.1 million in the first quarter of 2007.  In both cases, the increases were due largely to the inclusion of Presque Isle for the entire first quarter in 2008, compared to only 32 days in the first quarter of 2007, and of table games and poker at Mountaineer.  The Company reported a net loss of $2.6 million or $0.10 per diluted share, of which $1.4 million or $0.05 per diluted share was from discontinued operations.  The net loss includes the following items on a pre-tax basis:  a $2.8 million gain from the sale of the Speedway Casino real property, a $3.4 million loss on debt modification associated with the amendment of our revolving credit facility and $0.4 million in strategic development expenses.  In the same period last year, the Company reported net income of $559,000 or $0.02 per diluted share.

Net revenues at the Mountaineer Casino, Racetrack & Resort increased 11% to $74.0 million, compared to $66.5 million in the first quarter of 2007, primarily due to the introduction of poker and table gaming in the fourth quarter of 2007.  Poker and table games generated $2.2 million and $10.1 million of revenues, respectively, during the first quarter of 2008.  Mountaineer’s revenue from slots decreased by $5.7 million, or 9.5% year-over-year primarily due to the continuing impact on the market from competing gaming operations in Pennsylvania.  The property generated EBITDA of $14.1 million, versus $13.7 million in the comparable quarter of 2007.

For the first quarter of 2008, Presque Isle Downs contributed net revenues of $38.8 million and EBITDA of $6.4 million.  Presque Isle Downs opened on February 28, 2007, and for the 32 days included in the first quarter of 2007, generated gaming revenues of $21.1 million and EBITDA of $2.4 million, after $2.9 million in project opening expenses.

On March 7, 2008, MTR completed the sale of Binion’s Gambling Hall & Hotel in Las Vegas, Nevada to TLC Casino Enterprises, Inc.  resulting in cash to the Company of approximately $28.5 million, of which $27.6 million was utilized to reduce amounts outstanding under MTR’s credit facility.  Reclassifications have been made to the prior period presentation to reflect the assets and liabilities of Binion’s as held for sale and the operating results and cash flows as discontinued operations.

Also in the first quarter of 2008, MTR sold the Speedway Casino’s real property to Ganaste, LLC for $11.4 million in cash, resulting in a gain on the sale of approximately $2.8 million.  The second phase of the transaction, which is subject to approval by the Nevada Gaming Commission and the City of North Las Vegas, calls for the sale of the gaming assets to Lucky Lucy D, LLC, for a total of $6.775 million, comprised of $2 million in cash to be paid at closing and the balance of up to $4.775 million in an earn-out based on the property’s gross revenues over the next four years.  Pending regulatory approval and closing of the Lucky Lucy transaction, MTR will continue to operate the property under a short-term lease.  The transaction is expected to close next month.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We were extremely pleased with the revenue contribution from table games at Mountaineer in the first quarter.  We believe table games at Mountaineer will continue to enhance the property’s competitive position by drawing new customers and driving increased play from our existing customers, which we believe will contribute to Mountaineer’s gaming revenue growth and further establishment as a destination resort.  We also saw ancillary revenues from food, beverage and lodging increase by approximately $1.3 million, up 28.4%, in the first quarter, due primarily to the opening of table games at Mountaineer.”

“Presque Isle is performing very well, as evidenced by revenues of nearly $39 million for the first quarter.  As we move into our seasonally stronger quarters, coupled with the commencement of our cross marketing initiatives, we expect revenue to continue to meet or exceed our expectations.”

Mr. Arneault continued, “We are also excited to report that Running Aces Harness Park, of which we own 50%, opened on April 11, 2008.  The track conducts races Friday through Monday, and will add an additional night of racing beginning in mid-June.  We are on schedule to open a 50-table card room, with casino card games and poker, in July ‘08.”

Outlook

Mr. Arneault concluded, “We remain focused on growing and optimizing MTR’s core assets in 2008, and at the same time, are working toward reducing debt and associated interest expense.  We are on-track to achieve our previously stated 2008 revenue and EBITDA guidance.”

As a result of the expected closing of the Speedway Casino sale next month, which will result in the reclassification of the Speedway results to discontinued operations, and the impact of the loss on debt modification associated with the amendment of the Company’s revolving credit facility, our 2008 guidance has been amended to account for these events as follows:

•                  Total revenues of at least $504 million (unchanged);

•                  EBITDA of at least $72 million (unchanged); and

•                  Net loss of no more than $2.0 million.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income tax expense (benefit), depreciation and amortization, equity in loss of unconsolidated joint venture and gain (loss) on disposal of property.  EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP net income (loss) to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments at 10:00 a.m. EDT on Monday, May 12, 2008.  Interested parties may participate in the call by dialing (706) 679-0882.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #45912122).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, conference call will be archived on the Investor Relations section of the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, WV; Presque Isle Downs & Casino in Erie, PA; Scioto Downs in Columbus, OH; and the gaming assets and operations located in the Ramada Inn and Speedway Casino in North Las Vegas, NV (under contract for sale). The Company also owns a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, MI, and a 50% interest in the North Metro Harness Initiative, LLC, which operates Running Aces Harness Park in Minneapolis, MN and expects to launch a card room in July 2008 with 50 tables offering non-banked games (casino card games & poker).  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, financial performance for 2008, the opening of the Running Aces Harness Park card room in Minnesota, and the prospects for improving the results of our operations at Mountaineer and Presque Isle Downs.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the absence of any new competition for Mountaineer and Presque Isle Downs in 2008, no increase in the gaming tax rates that the Company currently pays in its various jurisdictions, the completion of the sale of the Speedway Casino’s gaming assets in 2008, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations and the success of the table gaming at Mountaineer (including the anticipated continued positive impact of table gaming on slot operations and resort operations), our ability to improve our operating margins, the timely completion of the required 50 days of racing at Running Aces Harness Park and the opening of card room operations by July, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our compliance with environmental laws and potential exposure to environmental liabilities, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
www.mtrgaming.com	The Equity Group Inc.
Steven D. Overly, VP, Business and Legal Affairs	www.theequitygroup.com
(304) 387-8558	Melissa Dixon (212) 836-9613
soverly@mtrgaming.com	MDixon@equityny.com
Linda Latman (212) 836-9609
LLatman@equityny.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31
	2008	2007
Revenues:
Gaming	$105,025	$82,217
Parimutuel commissions	2,588	2,759
Food, beverage and lodging	8,908	6,824
Other	1,669	1,507

Total revenues	118,190	93,307
Less promotional allowances	(1,866)	(1,317)

Net revenues	116,324	91,990

Operating expenses:
Expenses of operating departments:
Gaming	65,507	49,322
Parimutuel commissions	3,032	2,532
Food, beverage and lodging	7,676	5,489
Other revenue	1,823	1,592
Marketing and promotions	3,888	3,123
General and administrative	18,224	13,979
Depreciation	7,658	5,731
(Gain) loss on disposal of property	(2,643)	67
Project opening costs	—	2,941

Total operating expenses	105,165	84,776

Operating income	11,159	7,214

Other (expense) income:
Equity in loss of unconsolidated joint venture	(342)	—
Interest income	93	154
Interest expense	(10,352)	(6,328)
Loss on debt modification	(3,356)	—

(Loss) income from continuing operations before income taxes and minority interest	(2,798)	1,040

Benefit (provision) for income taxes	1,533	(556)

(Loss) income from continuing operations before minority interest	(1,265)	484

Minority interest	5	72

(Loss) income from continuing operations	(1,260)	556

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(2,166)	5
Benefit (provision) for income taxes	800	(2)
(Loss) income from discontinued operations	(1,366)	3

Net (loss) income	$(2,626)	$559

Net (loss) income per share - basic:
(Loss) income from continuing operations	$(0.05)	$0.02
Loss from discontinued operations	(0.05)	0.00
Net (loss) income	$(0.10)	$0.02

Net (loss) income per share - diluted:
(Loss) income from continuing operations	$(0.05)	$0.02
Loss from discontinued operations	(0.05)	0.00
Net (loss) income	$(0.10)	$0.02

Weighted average number of shares outstanding:
Basic	27,475,260	27,523,289
Diluted	27,475,260	27,864,146

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended March 31
	2008	2007

Net revenues from continuing operations:
Mountaineer	$74,046	$66,549
Presque Isle Downs	38,812	21,059
Las Vegas Speedway	2,734	3,052
Scioto Downs	126	636
Jackson Racing	603	669
North Metro	—	22
Corporate	3	3
Consolidated net revenues from continuing operations	$116,324	$91,990

EBITDA from continuing operations:
Mountaineer	$14,099	$13,697
Presque Isle Downs	6,435	2,356
Las Vegas Speedway	(38)	569
Scioto Downs	(651)	(457)
Jackson Racing	(97)	(34)
North Metro	(21)	(127)
Corporate	(3,546)	(2,872)
Consolidated EBITDA from continuing operations	$16,181	$13,132

EBITDA from discontinued operations	(1,511)	(682)
Consolidated EBITDA	$14,670	$12,450

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure,

to EBITDA, non-GAAP financial measures.

EBITDA FROM CONTINUING OPERATIONS:
Mountaineer:
Income from continuing operations	$4,840	$4,228
Interest expense, net of interest income	2,265	2,078
Provision for income taxes	3,227	3,061
Depreciation	3,767	4,253
Loss on disposal of property	—	77
EBITDA from continuing operations	$14,099	$13,697

Presque Isle Downs:
Income from continuing operations	$1,519	$476
Interest expense	454	459
Provision for income taxes	1,012	449
Depreciation	3,450	972
EBITDA from continuing operations	$6,435	$2,356

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31
	2008	2007
EBITDA FROM CONTINUING OPERATIONS (continued):

Las Vegas Speedway:
Income from continuing operations	$1,525	$151
Interest expense	97	97
Provision for income taxes	1,017	110
Depreciation	126	211
Gain on disposal of property	(2,803)	—
EBITDA from continuing operations	$(38)	$569

Scioto Downs:
Loss from continuing operations	$(542)	$(407)
Interest expense, net of interest income	29	32
Benefit for income taxes	(362)	(295)
Depreciation	224	213
EBITDA from continuing operations	$(651)	$(457)

Jackson Racing:
Loss from continuing operations	$(158)	$(23)
Interest expense, net of income expense and minority interest	1	1
Benefit for income taxes, net of minority interest	(106)	(17)
Depreciation, net of minority interest	6	5
Loss on disposal of property, net of minority interest	160	—
EBITDA from continuing operations	$(97)	$(34)

MTR-Harness / North Metro:
Loss from continuing operations	$(218)	$(76)
Interest expense, net of interest income and minority interest	—	4
Benefit for income taxes, net of minority interest	(145)	(55)
Equity in loss of North Metro Harness Initiative, LLC	342	—
EBITDA from continuing operations	$(21)	$(127)

Corporate:
Loss from continuing operations	$(8,226)	$(3,793)
Interest expense, net of interest income	7,413	3,499
Benefit for income taxes	(6,173)	(2,645)
Depreciation	84	77
Gain on disposal of property	—	(10)
Loss on debt modification	3,356	—
EBITDA from continuing operations	$(3,546)	$(2,872)

Consolidated:
(Loss) income from continuing operations	$(1,260)	$556
Interest expense, net of interest income and minority interest	10,259	6,170
(Benefit) provision for income taxes, net of minority interest	(1,530)	608
Depreciation, net of minority interest	7,657	5,731
(Gain) loss on disposal of property	(2,643)	67
Loss on debt modification	3,356	—
Equity in loss of North Metro Harness Initiative, LLC	342	—
EBITDA from continuing operations	$16,181	$13,132

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31
	2008	2007

EBITDA from discontinued operations:

Binion’s Gambling Hall & Hotel:
Loss (income) from discontinued operations	$(1,366)	$3
Interest income, net of interest expense	(29)	(26)
(Benefit) provision for income taxes	(800)	2
Depreciation	—	607
Other income	—	(1,268)
Loss on disposal of property	684	—
EBITDA from discontinued operations	$(1,511)	$(682)

2008 FINANCIAL GUIDANCE

Year Ending
December 31, 2008
EBITDA from continuing operations:
Net loss (consolidated)	$(2,000)
Add back net loss of Binion’s	1,400
Interest expense, net of interest income and minority interest	41,400
Benefit for income taxes, net of minority interest	(700)
Depreciation, net of minority interest	30,700
Gain on disposal of property	(2,600)
Loss on debt modification	3,400
Equity in loss of unconsolidated joint venture	400
EBITDA from continuing operations	$72,000

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	March 31	December 31
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$36,709	$31,045
Restricted cash	1,247	560
Accounts receivable, net of allowance for doubtful accounts of $178 in 2008 and $92 in 2007	10,001	10,062
Inventories	4,656	4,546
Deferred financing costs	2,778	3,203
Prepaid income taxes	3,163	851
Deferred income taxes	1,492	1,428
Other current assets	4,492	5,130
Assets held for sale	—	3,115
Total current assets	64,538	59,940

Property and equipment, net	386,729	399,288
Goodwill	2,145	2,145
Other intangibles	71,827	71,827
Deferred financing costs, net of current portion	5,016	8,123
Equity method investment	11,332	11,609
Deposits and other	26,119	26,053
Assets held for sale	—	31,977
Total assets	$567,706	$610,962

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,339	$9,064
Accounts payable - gaming taxes and assessments	4,354	9,446
Accrued payroll and payroll taxes	5,486	4,728
Accrued interest	12,263	6,456
Other accrued liabilities	13,591	11,735
Construction project liabilities	1,944	4,225
Current portion of long-term debt and capital lease obligations	11,354	11,108
Liabilities held for sale	—	4,829
Total current liabilities	56,331	61,591

Long-term debt and capital lease obligations, net of current portion	390,269	420,520
Long-term deferred compensation	10,709	10,545
Deferred income taxes	210	940
Liabilities held for sale	—	4,914
Total liabilities	457,519	498,510

Minority interest	300	305

Shareholders’ equity:
Common stock	—	—
Paid-in capital	60,844	60,478
Retained earnings	49,098	51,724
Accumulated other comprehensive loss	(55)	(55)
Total shareholders’ equity	109,887	112,147
Total liabilities and shareholders’ equity	$567,706	$610,962